UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2018

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 190, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On February 6, 2018, Dexter A. Newman informed Famous Dave’s of America, Inc. (the “Company”) of his intention to resign from his position as Chief Financial Officer and Secretary effective March 5, 2018, to accept an eventual external role. The Company and its Board of Directors (the “Board”) wishes to express sincere thanks and appreciation to Mr. Newman for his service, and our hope for his success in his next role. Mr. Newman will be working with the Company up to his departure date to help ensure continuity and an effective transition.

On February 12, 2018, the Company entered into an employment agreement with Paul M. Malazita pursuant to which he will succeed Mr. Newman and serve as the Company’s Interim Chief Financial Officer, commencing March 6, 2018.  Under the employment agreement, which is for an indefinite term, Mr. Malazita is entitled to receive an annual base salary of $165,000 and is eligible for annual bonus compensation, at the discretion of the Board, of 30% of his base salary. Also as of March 6, 2018, Mr. Malazita will be granted a four-year, 20,000 share non-qualified stock option pursuant to the Company’s 2015 Stock Incentive Plan, which will vest in equal monthly installments over 4 years (the “Stock Options”). The Stock Options will have an exercise price equal to the fair market value of the Company’s common stock as of March 6, 2018. Mr. Malazita will also be entitled to participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k) life insurance and other benefit plans.

Mr. Malazita has agreed not to compete with the Company during the term of his employment and for a period of twelve months thereafter. For purposes of the noncompetition restriction, competition includes engaging, owning, having an interest, or participating in the financing, operation, management or control of any person, firm, corporation or business whose primary business is the retail sale of barbeque format food or whose restaurant business derives at least 30% of its food-related revenues from the sale of barbeque type food or barbeque-related products, in each case in the United States, the Commonwealth of Puerto Rico, Canada, the United Arab Emirates and in any other country or U.S. territory in which the Company does business during the employment term.  Mr. Malazita has also agreed not to solicit employees of the Company during the employment term and for 12 months thereafter.

Under the employment agreement, if Mr. Malazita’s employment is terminated by the Company for any reason other than cause, death or disability, or if Mr. Malazita resigns for good reason so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of continuing payments of his base salary for a three month period following the termination date.  To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Malazita are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments.

Mr. Malazita, age 30, currently serves as the Company’s Director of Accounting and Corporate Controller since October 2017 and prior to that the Company’s Senior Manager of Corporate Accounting from March 2017 to October 2017.  Prior to joining the Company Mr. Malazita served as the Manager of Financial Reporting at Digiliti Money, Inc., a provider of SaaS financial solutions, from July 2016 to February 2017, the Associate Vice President, Senior Manager of Financial Reporting at AR Global Investments, LLC, a sponsor of real estate investment trusts, from September 2014 to July 2016 and in various capacities at Baker Tilly Virchow Krause, LLP (formerly ParenteBeard LLC), a public accounting firm, from July 2009 to September 2014. Mr. Malazita is a certified public accountant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: February 12, 2018	By:	/s/ Jeffery Crivello
Name: Jeffery Crivello
Title: Chief Executive Officer

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